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                                                                    Exhibit 21.0


                                 SUBSIDIARIES

The following is a list of Subsidiaries of BJ's Wholesale Club, Inc. as of March 31, 2000:

1. BJ's Wholesale Club, Inc. owns 100% of the issued shares of common stock of the following corporations:


                                                            Jurisdiction
                                                            ------------
           Natick Security Corp.                            Massachusetts
           BJ's Northeast Operating Corp.                   Delaware
           BJ's Export Inc.                                 Barbados
           BJ's MA Distribution Center, Inc.                Massachusetts
           BJ's PA Distribution Center, Inc.                Pennsylvania
           Mormax Beverages Corp.                           Delaware
           CWC Beverages Corp.                              Connecticut
           FWC Beverages Corp.                              Florida
           JWC Beverages Corp.                              New Jersey
           RWC Beverages Corp.                              Rhode Island
           YWC Beverages Corp.                              New York
           Mormax Corporation                               Massachusetts
           Natick First Realty Corp.                        Connecticut
           Natick Realty, Inc.                              Maryland
           Natick Realty Holdings, Inc.                     Maryland
           Natick 1998 Realty Holdings, Inc.                Maryland
           Strathmore Holdings, Inc.                        Delaware

2.   Strathmore Holdings, Inc. is the sole general partner of:

                                                            Jurisdiction
                                                            ------------
           Strathmore Partners LP                           Delaware

3. Natick Realty, Inc. owns 100% of the issued shares of capital stock of the following corporations:



                                                            Jurisdiction
                                                            ------------
           Natick Second Realty Corp.                       Massachusetts
           Natick NJ Flemington Realty Corp.                New Jersey
           Natick Fourth Realty Corp.                       New Jersey
           Natick Fifth Realty Corp.                        Maryland
           Natick Sixth Realty Corp.                        Connecticut
           Natick NH Realty Corp.                           New Hampshire
           Natick NY Realty Corp.                           New York
           Natick MA Realty Corp.                           Massachusetts
           Natick VA Realty Corp.                           Virginia
           Natick NY 1992 Realty Corp.                      New York
           Natick Portsmouth Realty Corp.                   New Hampshire
           Natick NJ Realty Corp.                           New Jersey
           Natick NJ 1993 Realty Corp.                      New Jersey
           Natick CT Realty Corp.                           Connecticut
           Natick ME 1995 Realty Corp.                      Maine
           Natick NY 1995 Realty Corp.                      New York
           Natick NH 1994 Realty Corp.                      New Hampshire
           Natick MA 1995 Realty Corp.                      Massachusetts
           Natick Yorktown Realty Corp.                     New York
           Natick Waterford Realty Corp.                    Connecticut
           Natick Sennett Realty Corp.                      New York
           Natick Bowie Realty Corp.                        Maryland
           Natick NY College Point Realty Corp.             New York
           Mercer Mortgage Holdings, Inc.                   Delaware
           Natick SC Greenville Realty Corp.                South Carolina
           Natick NC Mooresville Realty Corp.               North Carolina
           Natick MD Lexington Park Realty Corp.            Maryland

4. Natick Realty, Inc. owns 100% of the outstanding shares of the following business trusts:

                                                            Jurisdiction
                                                            ------------
           Natick PA Realty Business Trust                  Pennsylvania
           Natick PA 1995 Realty Business Trust             Pennsylvania
           Natick Lancaster Realty Business Trust           Pennsylvania
           Natick PA Plymouth Realty Business Trust         Pennsylvania